VERA BRADLEY, INC. ANNOUNCES SEASONED RETAIL EXECUTIVE BRADLEY WESTON TO JOIN BOARD OF DIRECTORS FORT WAYNE, Ind., Jan. 16, 2024 – Vera Bradley, Inc. (NASDAQ: VRA) (the “Company”) today announced that Bradley (“Brad”) Weston, seasoned retail executive and former Chief Executive Officer of Party City Holdings, Inc., has been elected to join its Board of Directors. “We are so pleased to welcome Brad Weston as the newest member of the Vera Bradley, Inc. Board of Directors,” commented Jackie Ardrey, Chief Executive Officer of the Company. “As we continue to make progress on Project Restoration, our strategic plan to drive long-term profitable growth and deliver value to our shareholders, Brad’s wealth of omnichannel retail experience, strong merchandising background, and visionary leadership will be invaluable assets.” Weston is a battle-tested executive with a diverse background, having successfully operated in mature, start-up, turnaround/transformation, and high-growth situations over his 35-year retail career. Most recently, Weston served as the Chief Executive Officer of Party City Holdings, Inc., a role he assumed at the start of the COVID-19 pandemic following a short period leading the company’s retail division. Previously, he spent seven years with Petco Animal Supplies, Inc. in roles of increasing responsibility from Chief Merchandising Officer to President and Chief Executive Officer. He also led the merchant organization at Dick’s Sporting Goods from 2008 to 2011 as Chief Merchandising Officer. Weston’s merchandising expertise is grounded in the fundamentals he learned early in his career. Over 18 years, he successfully rose through the ranks at May Department Stores from Executive Trainee to Senior Vice President, General Merchandising Manager, Ready-to-Wear. He holds a bachelor’s degree in business administration with a finance and marketing emphasis from the University of California, Berkeley. In addition to his appointment to the Vera Bradley, Inc. Board of Directors, Weston is currently a member of the Board of Directors for Boot Barn, Inc. He has previously served in Director roles for Party City Holdings, Inc.; Petco; the National Retail Federation; and The Sports Authority.

Weston will join Vera Bradley Inc.’s seven other board members: Jackie Ardrey, CEO; Barbara Bradley Baekgaard, Co-Founder of Vera Bradley; Kristina Cashman, former Chief Financial Officer of restaurant group PF Chang’s; Robert J. Hall, Chairman of the Vera Bradley Board of Directors and President of Green Gables Partners; Mary Lou Kelley, former President, E-Commerce for Best Buy; Frances P. Philip, Lead Independent Director of the Vera Bradley Board of Directors and former Chief Merchandising Officer of L.L. Bean, Inc.; and Carrie Tharp, Vice President of Strategic Industries for Google Cloud. About Vera Bradley, Inc. Vera Bradley, Inc. operates two unique lifestyle brands – Vera Bradley and Pura Vida. Vera Bradley and Pura Vida are complementary businesses, both with devoted, emotionally-connected, and multi-generational female customer bases; alignment as casual, comfortable, affordable, and fun brands; positioning as “gifting” and socially- connected brands; strong, entrepreneurial cultures; a keen focus on community, charity, and social consciousness; multi-channel distribution strategies; and talented leadership teams aligned and committed to the long-term success of their brands. Vera Bradley, based in Fort Wayne, Indiana, is a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand is known for its innovative designs, iconic patterns, and brilliant colors that inspire and connect women unlike any other brand in the global marketplace. In July 2019, Vera Bradley, Inc. acquired a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Pura Vida, based in La Jolla, California, is a digitally native, highly-engaging lifestyle brand founded in 2010 by friends Paul Goodman and Griffin Thall. Pura Vida has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories. The Company acquired the remaining 25% of Pura Vida in January 2023. The Company has three reportable segments: Vera Bradley Direct (“VB Direct”), Vera Bradley Indirect (“VB Indirect”), and Pura Vida. The VB Direct business consists of sales of Vera Bradley products through Vera Bradley Full-Line and Factory Outlet stores in the United States, www.verabradley.com, Vera Bradley’s online outlet site, and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 1,600 specialty retail locations throughout the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand. The Pura Vida segment consists of sales of Pura Vida products through the Pura Vida websites, www.puravidabracelets.com, www.puravidabracelets.ca, and www.puravidabracelets.eu; through the distribution of its products to wholesale retailers and department stores; and through its Pura Vida retail stores.

Vera Bradley Safe Harbor Statement Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brands; possible inability to successfully implement the Company’s long-term strategic plans; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our distribution facilities; or business disruption caused by pandemics. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 28, 2023. We undertake no obligation to publicly update or revise any forward-looking statement. CONTACTS: Investors: Julia Bentley jbentley@verabradley.com Media: mediacontact@verabradley.com 877-708-VERA (8372)